Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-219751, No. 333-206471, No. 333-190344, No. 333-159381, No. 333-118814 and No. 333-71336) of ON Semiconductor Corporation of our report dated March 26, 2020 relating to the financial statements of ON Semiconductor Corporation 2000 Employee Stock Purchase Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Phoenix, Arizona

March 26, 2020